UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018 (June 26, 2018)

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.05	Costs Associated With Exit or Disposal Activities.

On June 26, 2018, SS&C Technologies Holdings, Inc. (the “Company”) approved a plan which is expected to result in a reduction in headcount of approximately 900 employees of DST Systems, Inc. and its subsidiaries (“DST”) in connection with integration efforts relating to the April 2018 acquisition of DST by the Company.

Pre-tax charges associated with the reduction in headcount are estimated to total approximately $60 to $70 million, primarily consisting of severance and related expenses. The majority of the charge is expected to be incurred in the second quarter of 2018. Approximately $55 to $60 million of the total charge is estimated to result in cash expenditures, the vast majority of which will be paid in 2018. The remainder of the estimated charge is the result of the acceleration of expense of share-based payment awards. The majority of the positions eliminated in the reduction in force were effective in June 2018 and the reduction is expected to be complete by December 2018.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on SS&C of the acquisition and integration of DST. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the inability to integrate successfully DST within SS&C and to obtain anticipated synergies; exposure to potential litigation; and changes in anticipated costs related to the acquisition of DST. Additional factors that could cause actual results and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C’s ability to finalize large client contracts, fluctuations in customer demand for SS&C’s products and services, intensity of competition from application vendors, delays in product development, SS&C’s ability to control expenses, terrorist activities, risks of cyberattacks, exposure to litigation, SS&C’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C’s products and services, the market price of SS&C’s stock prevailing from time to time, SS&C’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of SS&C’s Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, and any subsequently filed documents. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, SS&C undertakes no obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: July 2, 2018	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer